UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2014 (January 23, 2014)

TEXAS CAPITAL BANCSHARES, INC.

(Name of Registrant)

Delaware	001-34657	75-2679109
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2000 McKinney Avenue, Suite 700, Dallas, Texas, U.S.A.	75201
(Address of principal executive officers)	(Zip Code)

214-932-6600

(Registrant’s telephone number, including area code)

N/A

(Former address of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On January 23, 2014, Texas Capital Bancshares, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Deutsche Bank Securities Inc. and Macquarie Capital (USA) Inc. (the “Underwriters”) in connection with a public offering of 1,700,000 shares of the Company’s common stock, par value $0.01 (“Common Stock”). In addition, pursuant to the Underwriting Agreement, the Company granted the Underwriters a 30-day option to purchase up to an additional 255,000 shares of Common Stock from the Company. The offer and sale of the Common Stock was made pursuant to a Registration Statement on Form S-3 (File No. 333-184586), including the related Registration Statement on Form S-3 registering additional shares of Common Stock (File No. 333-193525). The offering is expected to close on January 29, 2014, and is subject to customary closing conditions.

The offering was priced at $60.25 per share, and the Company expects to receive net proceeds from the offering of approximately $96.6 million after deducting underwriting discounts and estimated offering expenses. The Company intends to use the net proceeds of the offering to provide capital support for the growth of Texas Capital Bank, to repay $15.0 million of outstanding borrowings under its revolving loan agreement and for other general corporate purposes.

The above description of the Underwriting Agreement is qualified in its entirety by the full text of such agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Bracewell & Giuliani LLP, counsel to the Company, has issued an opinion to the Company with respect to the validity of the Common Stock to be issued and sold in the offering, a copy of which is filed as Exhibit 5.1 to this Current Report on Form 8-K.

In addition, on January 23, 2014, the Company issued a press release announcing the pricing of the offering, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

This Current Report on Form 8-K does not constitute an offer to sell or a solicitation of an offer to buy the Common Stock described herein, nor shall there be any sale of the Common Stock in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The offering is being made by means of a prospectus and related prospectus supplement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

1.1	Underwriting Agreement dated January 23, 2014.

5.1	Opinion of Bracewell & Giuliani LLP dated January 23, 2014.

23.1	Consent of Bracewell & Giuliani LLP (contained in Exhibit 5.1 above).

99.1	Press Release dated January 23, 2014.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 27, 2014	TEXAS CAPITAL BANCSHARES, INC.

	By:	/s/ Peter B. Bartholow
Peter B. Bartholow
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement dated January 23, 2014.

5.1	Opinion of Bracewell & Giuliani LLP dated January 23, 2014.

23.1	Consent of Bracewell & Giuliani LLP (contained in Exhibit 5.1 above).

99.1	Press Release dated January 23, 2014.

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